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                                                                     EXHIBIT 4.2





                          REGISTRATION RIGHTS AGREEMENT



                                  LIN TV CORP.


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                            Dated as of May __ 2002


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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of May, 2002, is entered into by and among LIN TV Corp. (f/k/a Ranger Equity Holdings Corporation), a Delaware corporation (including its successors, the "Company"), and the securityholders listed on the signature pages hereof.

                                    RECITALS:

         WHEREAS, the Company and certain of the Holders (the "LIN Holders") are parties to that certain Stockholders Agreement dated March 3, 1998, as amended by that certain First Amendment to Stockholders Agreement dated August 30, 2000 (as amended, the "Stockholders Agreement");

         WHEREAS, it is currently contemplated that the Company will file a registration statement on Form S-1 relating to the initial public offering of its Class A Common Stock (the "IPO");

         WHEREAS, in contemplation of the IPO, the LIN Holders have indicated their willingness to terminate the Stockholders Agreement provided that they receive registration rights with respect to their shares of Common Stock;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of February 19, 2002, between Sunrise and LIN TV Corp., as amended, subject to the satisfaction of the conditions contained therein, Sunrise will merge with and into LIN (the "Merger"); and

         WHEREAS, it is a condition to the consummation of the Merger that the Company provide the stockholders of Sunrise registration rights with respect to the shares of Common Stock to be received by them in the Merger.

         NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions.

                  "Advice" shall have the meaning provided in Section 2.5 hereof.

                  "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with any Person.

                  "Business Day" means a day that is not a Legal Holiday.


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                  "Class A Common Stock" means shares of Class A Common Stock, par value $0.01 per share, of the Company, and any capital stock into which such Class A Common Stock thereafter may be changed.

                  "Class B Common Stock" means shares of Class B Common Stock, par value $0.01 per share, of the Company, and any capital stock into which such Class B Common Stock thereafter may be changed.

                  "Class C Common Stock" means shares of Class C Common Stock, par value $0.01 per share, of the Company, and any capital stock into which such Class C Common Stock thereafter may be changed.

                  "Common Stock" means shares of Class A Common Stock, Class B Common Stock and Class C Common Stock.

                  "Common Stock Equivalents" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of such future event.

                  "Company" shall have the meaning set forth in the introductory paragraph hereof.

                  "Demand Registration" shall have the meaning set forth in
Section 2.1.1 hereof.

                  "Demand Request" shall have the meaning set forth in Section
2.1.1 hereof.

                  "Effective Date" shall mean the date of the final prospectus relating to the IPO.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Excluded Registration" means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2 hereof, (ii) securities registered on Form S-8 or any similar successor form, and (iii) securities registered to effect the acquisition of or combination with another Person.

                  "HMC Group" means HMTF and its Affiliates and its and their respective officers, directors and employees (and members of their respective families and trusts for the primary benefit of such family members).



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                  "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

                  "Holder" means (i) a securityholder listed on the signature page hereof, (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who shall become a party to this Agreement by its execution of a joinder agreement and (iii) any Later Holder who shall become a party to this Agreement by its execution of a joinder agreement.

                  "Inspectors" shall have the meaning provided in Section 2.4(x) hereof.

                  "IPO" shall have the meaning set forth in the recitals hereof.

                  "Later Holder" shall have the meaning provided in Section 4.8 hereof.

                  "Legal Holiday" shall have the meaning provided in Section 4.2 hereof.

                  "LIN Holders" shall have the meaning set forth in the recitals hereof.

                  "Material Adverse Effect" shall have the meaning provided in
Section 2.1.4 hereof.

                  "Merger" shall have the meaning set forth in the recitals hereof.

                  "NASD" shall have the meaning provided in Section 2.6 hereof.

                  "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Records" shall have the meaning provided in Section 2.4(x) hereof.

                  "Registrable Shares" means at any time the Class A Common Stock of the Company owned by the HMC Group or the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (ii) which have been sold pursuant to Rule 144 of the SEC under the Securities Act. "Registrable Shares" shall also include Common Stock Equivalents and shares of Class B Common Stock and Class C Common Stock which are to be exercised or converted, as applicable, and in one or more steps, into Class A Common Stock in connection with the sale of shares to the public pursuant to such registration (whether or not such conversion occurs prior to or on the effective date of such registration).

                  "Registration Expenses" shall have the meaning provided in
Section 2.6 hereof.



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                  "Requesting Holders" shall have the meaning set forth in
Section 2.1.1 hereof.

                  "Required Filing Date" shall have the meaning provided in
Section 2.1.1(b) hereof.

                  "Required Holders" means Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Agreement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Seller Affiliates" shall have the meaning provided in Section
2.7.1 hereof.

                  "Stockholders Agreement" shall have the meaning set forth in the recitals hereof.

                  "Suspension Notice" shall have the meaning provided in Section
2.5 hereof.

         1.2 Rules of Construction. Unless the context otherwise requires

                           (1) a term has the meaning assigned to it;

                           (2) "or" is not exclusive;

                           (3) words in the singular include the plural, and
                  words in the plural include the singular;

                           (4) provisions apply to successive events and
                  transactions; and

                           (5) "herein," "hereof" and other words of similar
                  import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                               REGISTRATION RIGHTS

         2.1 Demand Registration.

                  2.1.1 Request for Registration.

                           (a) At any time after one hundred eighty (180) days
                  after the Effective Date, any Holder or Holders may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand




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                  Registration"). Notwithstanding the foregoing, no Demand
                  Request will be effective hereunder unless (i) the Registrable Shares proposed to be sold by the Holders requesting the Demand Registration (the "Requesting Holders," which term shall include parties deemed "Requesting Holders" pursuant to
                  Section 2.1.5 hereof) represent, in the aggregate, more than thirty-five percent (35%) of the total number of Registrable Shares held by all Holders or (ii) (A) either (x) the Registrable Shares proposed to be sold by the Requesting Holders represent fifty-one percent (51%) or more of the total number of Registrable Shares held by all Holders other than the members of the HMC Group or (y) two (2) of the Requesting Holders are not members of the HMC Group, (B) the Registrable Shares proposed to be sold by the Requesting Holders have a fair market value (determined in good faith by the Company's Board of Directors), at the time of the Company's receipt of the Demand Request, of Twenty-Five Million Dollars ($25,000,000) or more and (C) the offering to be consummated pursuant to such Demand Request will not, in the reasonable opinion of an investment banking firm selected by the Company, have a material adverse effect on the market price of the Common Stock.

                           (b) Each Demand Request shall specify the number of
                  Registrable Shares proposed to be sold. Subject to Section 2.1.6, the Company shall file the Demand Registration within ninety (90) days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided that the Company need effect only two (2) Demand Registrations pursuant to Demand Requests made under clause
                  (i) of the second sentence of paragraph (a) of this Section
                  2.1.1 and only one (1) Demand Registration pursuant to a Demand Request made under clause (ii) of the second sentence of paragraph (a) of this Section 2.1.1; provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request made under clause (i) or clause
                  (ii) of the second sentence of paragraph (a) of this Section
                  2.1.1 are excluded from the applicable Demand Registration pursuant to Section 2.1.4 below, the Holders shall have the right, with respect to each such exclusion, to request one additional Demand Registration under such clause (i) (in the event such excluded shares were excluded from a Demand Registration effected pursuant to a Demand Request made under such clause (i)) or such clause (ii) (in the event such excluded shares were excluded from a Demand Registration effected pursuant to a Demand Request made under such clause
                  (ii)) with respect to such excluded Registrable Shares.

                  2.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter




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defined, in connection with such withdrawn registration); provided that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

                  2.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

                  2.1.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

                  2.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1.

                  2.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than one hundred eighty (180) days after the Required Filing Date (or, if longer, one hundred eighty (180) days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not


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filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.6, the Company shall promptly (but in any event within ten
(10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this
Section 2.1.6 only once.

         2.2 Piggyback Registrations.

                  2.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than thirty (30) days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within twenty (20) days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 2.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. Notwithstanding anything to the contrary contained in this Section 2.2.1, no Holder shall



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be entitled to register any of its Registrable Shares pursuant to this Section
2.2.1 until 180 days after the Effective Date, nor shall any Holder be entitled to notice of any proposed registration by the Company of any of its equity securities that is intended to become effective within 180 days of the Effective Date.

                  2.2.2 Priority on Registrations. If the managing underwriter advises the Company that the inclusion of Registrable Shares requested to be included in the Registration Statement would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Requesting Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (including Requesting Holders) who have requested (pursuant to contractual registration rights) that their shares be included in such registration statement. If as a result of the provisions of this Section
2.2.2 any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

         2.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees (and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed one hundred eighty (180) days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

         2.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its



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commercially reasonable efforts to effect the registration and the sale of such
Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                           (i) prepare and file with the SEC a registration
                  statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

                           (ii) prepare and file with the SEC such amendments,
                  post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (iii) furnish to each seller of Registrable Shares
                  and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

                           (iv) use its commercially reasonable efforts to
                  register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to




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                  (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

                           (v) promptly notify each seller and each underwriter
                  and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vi) make generally available to the Company's
                  securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                           (vii) if requested by the managing underwriter or any
                  seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;



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                           (viii) as promptly as practicable after filing with
                  the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

                           (ix) cooperate with the sellers and the managing
                  underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                           (x) promptly make available for inspection by any
                  seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                           (xi) furnish to each seller and underwriter a signed
                  counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort



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

                  letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

                           (xii) cause the Registrable Shares included in any
                  registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation System or the Nasdaq National Market if the Registrable Shares so qualify;

                           (xiii) provide a CUSIP number for the Registrable
                  Shares included in any registration statement not later than the effective date of such registration statement;

                           (xiv) cooperate with each seller and each underwriter
                  participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                           (xv) during the period when the prospectus is
                  required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                           (xvi) notify each seller of Registrable Shares
                  promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (xvii) prepare and file with the SEC promptly any
                  amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

                           (xviii) enter into such agreements (including
                  underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

                           (xix) advise each seller of such Registrable Shares,
                  promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         2.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 2.4(v)(C) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

         2.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 2 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel (except as provided above), accountants, or other persons retained or employed by the Holders.

         2.7 Indemnification.

                  2.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this
Section 2.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  2.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 2.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                  2.7.3 Any Person entitled to indemnification hereunder will
(A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

                  2.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7.1 or Section 2.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

                  If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7.1 and Section 2.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7.2.

                  2.7.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                                    ARTICLE 3
                                   TERMINATION

         3.1 Termination. The provisions of this Agreement shall terminate on March 3, 2008.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                  LIN TV Corp.
                  Four Richmond Square, Suite 200
                  Providence, Rhode Island 02906
                  Attention: General Counsel

                  With copies to (which shall not constitute notice):

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Attention: Peter S. Brodsky

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas 75201
                  Attention: Glenn D. West, Esq.

         If to any Holder, at its address listed on the signature pages hereof.

                  Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five
(5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         4.2 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

         4.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         4.4 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, the rights granted to a Holder under this Agreement are also for the benefit of, and enforceable by, all subsequent holders of Registrable Shares, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

         4.5 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby

         4.7 No Waivers; Amendments.

                  4.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

                  4.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no such amendment or waiver shall adversely affect the rights granted to the Holders who are not members of the HMC Group where such amendment or waiver does not apply to the same extent to the rights granted thereunder to the Holders who are members of the HMC Group.

         4.8 Subsequent Holders. Each party to this Agreement hereby acknowledges and agrees that any stockholder of Sunrise that receives shares of Common Stock in the Merger, or any person receiving shares of Common Stock following the Merger upon a distribution made by any person who was a stockholder of Sunrise immediately prior to the effective time of the Merger (a "Later Holder"), may become a Holder under this Agreement by executing a joinder agreement pursuant to which such Later Holder agrees to become a Holder hereunder and be entitled to the rights, and subject to the obligations, hereunder.

         4.9 Termination of Stockholders Agreement. The Company and the LIN Holders hereby agree that, effective as of the Effective Date, the Stockholders Agreement shall terminate and be of no further force and effect.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                           LIN TV CORP.



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    RANGER EQUITY PARTNERS, L.P.

                                    By:  TOH/Ranger, LLC, its general partner

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    Address:
                                    c/o Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201
                                    Attention: Peter S. Brodsky

                                    Copy to:
                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas 75201
                                    Attention: Glenn D. West, Esq.


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    --------------------------------------------
                                    Peter L. Kellner

                                    Address:
                                    15 Jubilee Place
                                    London SW3 TD
                                    England



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    CHASE EQUITY ASSOCIATES, L.P.

                                    By:   Chase Capital Partners, its general
                                          partner

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:



                                    Address:
                                    380 Madison Avenue
                                    12th Floor
                                    New York, New York 10017
                                    Attention: Michael R. Hannon




                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                  PALMETTO PARTNERS, LTD.

                                  By:   Palmetto Capital Corp., its
                                        general partner


                                        By:
                                           -------------------------------------
                                                 M. Robert Dussler
                                                 President & Chief Operating
                                                 Officer

                                  Address:
                                  Palmetto Partners, Ltd.
                                  711 Louisiana Street
                                  33rd Floor
                                  Houston, Texas 77002
                                  Attention: M. Robert Dussler



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                           GENERAL ELECTRIC CAPITAL CORPORATION


                                           By:
                                               ---------------------------------
                                               Richard J. Miller
                                               Vice President

                                           Address:
                                           c/o GE Capital - Equity Capital Group
                                           260 Long Ridge Road
                                           Stamford, Connecticut 06840



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                           STATE TREASURER OF THE STATE OF
                                           MICHIGAN, CUSTODIAN OF THE MICHIGAN
                                           PUBLIC SCHOOL EMPLOYEES' RETIREMENT
                                           SYSTEM, STATE EMPLOYEES' RETIREMENT
                                           SYSTEM, MICHIGAN STATE POLICE
                                           RETIREMENT SYSTEM, AND MICHIGAN
                                           JUDGES RETIREMENT SYSTEM


                                           By:
                                               ---------------------------------
                                               Linda Rose, Acting Administrator

                                           Address:
                                           430 W. Allegan
                                           Lansing, Michigan 48922



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                           CO-INVESTMENT PARTNERS, L.P.

                                           By:  CIP Partners, LLC, its general
                                                partner


                                           By:
                                               ---------------------------------
                                                 Christian A. Melhado, Member

                                           Address:
                                           660 Madison Avenue
                                           23rd Floor
                                           New York, New York 10021
                                           Attention: Christian A. Melhado


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                           JVG PARTNERS


                                           By:
                                               ---------------------------------
                                                   Harvey Jabara
                                                   Managing Partner

                                               Address:
                                               9300 E. Central
                                               Wichita, Kansas 67206
                                               Attention:  Harvey Jabara



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                        UBS CAPITAL LLC


                                        By:
                                           -------------------------------------
                                                 Michael Greene
                                                 Managing Director


                                        By:
                                           -------------------------------------
                                                 Charles Moore
                                                 Vice President

                                        Address:
                                        UBS Capital LLC
                                        299 Park Avenue
                                        34th Floor
                                        New York, New York 10171-0026
                                        Attention: Marc Unger

                                        NATIONSBANC INVESTMENT CORPORATION


                                        By:
                                            ------------------------------------
                                            Robert H. Sheridan, III
                                            Senior Vice President

                                        Address:
                                        c/o NationsBank Capital Investors
                                        NationsBank Corporate Center
                                        NC1-007-10-04
                                        100 North Tryon Street, 10th Floor
                                        Charlotte, North Carolina 28255
                                        Attention: Robert H. Sheridan, III




                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                CARSON/LIN SBS, L.P.

                                By:      Carson Resources, L.P.,
                                         its general partner

                                         By:   Carson Resources, Inc.,
                                               its general partner


                                               By:
                                                  ------------------------------
                                                      Royal W. Carson, III
                                                      President

                                Address:
                                400 North St. Paul Street
                                Suite 880
                                Dallas, Texas 75201
                                Attention: Royal W. Carson, III




                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    FOJTASEK CAPITAL, LTD.


                                    By:
                                       -----------------------------------------
                                             Randall S. Fojtasek
                                             General Partner

                                    Address:
                                    1341 W. Mockingbird
                                    Suite 1212 West
                                    Dallas, Texas 75247
                                    Attention: Brian Marczynski



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                          SOCATEAN PARTNERS


                                          By:
                                             -----------------------------------
                                                Robert Greenhill
                                                Managing Partner

                                          Address:
                                          Greenhill & Co. LLC
                                          31 West 52d Street
                                          16th Floor
                                          New York, New York 10019
                                          Attention: Robert Greenhill